CONSENT OF COUNSEL

     We hereby consent to the use of our name and to the reference to our firm under the caption “Trust Counsel” included in or made a part of Post-Effective Amendment No. 27 to the Registration Statement of Undiscovered Managers Funds on Form N-1A (Nos. 333-37711 and 811-08437) under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP ROPES & GRAY LLP

Washington, D.C.
December 18, 2006